Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Home Federal Corporation

     We hereby consent to the incorporation by reference in Registration Statement No. 33-20330 on Form S-8 dated February 26, 1988, as amended, and in Registration Statement No. 33-24328 on Form S-8 dated September 28, 1988, as amended, of our report dated February 16, 1996, on the condolidated financial statements included in the Annual Report on Form 10-K of Home Federal Corporation for the year ended December 31, 1995.

                                      /s/ Smith Elliott Kearns & Company
                                        SMITH ELLIOTT KEARNS & COMPANY

Hagerstown, Maryland
March 27, 1996